UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO


                                    FORM S-1

                              PRO NUTRISOURCE INC.
                                 355 Denonville
                                Longueuil, Quebec
                                 Canada J4L 2P8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PRO NUTRISOURCE INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


           NEVADA                         00000
____________________________    _________________________    ___________________
(State or other jurisdiction    (Primary Standard             (I.R.S. Employer
    of incorporation or         Industrial Classification    Identification No.)
        organization)           Code Number)


355  DENONVILLE,  LONGUEUIL,  QUEBEC,  CANADA J4L 2P8 TELEPHONE:  (514) 969-6035
________________________________________________________________________________
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                   TONY KHURY
    PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, SECRETARY,
                            TREASURER AND A DIRECTOR
                355 DENONVILLE, LONGUEUIL, QUEBEC, CANADA J4L 2P8
                            TELEPHONE: (514) 969-6035

                                 WITH A COPY TO:

DIANE D. DALMY, ATTORNEY AT LAW, 8965 W. CORNELL PLACE, LAKEWOOD, COLORADO 80227
                            TELEPHONE (303) 985.9324
________________________________________________________________________________
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

   FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.
   __________________________________________________________________________
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

[ ] Large accelerated filer                        [ ] Accelerated filer

[ ] Non-accelerated filer                          [X] Smaller reporting company
   (Do not check if a smaller reporting company)


____________________________________________________________________________________________________

                         CALCULATION OF REGISTRATION FEE

                                AMOUNT TO      PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
  TITLE OF EACH CLASS OF      BE REGISTERED   OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED     (1), (2)           UNIT (3)             PRICE(3)            FEE
____________________________________________________________________________________________________


Common stock, par value        10,216,771           $0.02             $204,335.42            $11.40
$0.001 per share(4)              Shares

____________________________________________________________________________________________________


(1) Amount to be registered represents 10,216,771 shares of common stock issued either in connection with a private placement completed by the registrant on June 30, 2009 at a price of $0.001 per share. Or pursuant to contractual relationns

(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").

(3) The proposed maximum offering price per share is calculated in accordance with Rule 457 of the Securities Act based on the most recent sale price of the registrant's shares.

________________________________________________________________________________
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
________________________________________________________________________________

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                              PRO NUTRISOURCE INC.
                              A NEVADA CORPORATION

                        10,216,771 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 10,216,771 shares of our common stock that may be sold, from time to time, by the selling stockholders named in this prospectus for their own account consisting of: (i) 3,000,000 shares issued in connection with conversion of a loan in the principal amount of $3,000; (ii) 2,000,000 shares issued in connection with conversion of a loan in the principal amount of $20,000; (iii) 5,000,000 shares issued in connection with the terms and provisions of a consulting agreement; and (iv) 216,771 shares issued in connection with a private placement transaction we completed on June 30, 2009.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent private offering of our shares, which was effected at $0.02 per share. There is no relationship whatsoever between the offering price and our assets, earnings, book value, or any other objective criteria of value.


We intend to apply to list our shares of common stock for trading on the over-the-counter bulletin board (the "OTC Bulletin Board") at the time the registration statement of which this prospectus forms a part becomes effective. The selling stockholders will sell their shares at an initial fixed offering price of $0.02 per share until our shares are quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.


We will not receive any proceeds from the sales of any of our shares of common stock by the selling stockholders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS TITLED "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE BUYING ANY OF OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                THE DATE OF THIS PROSPECTUS IS____________, 2009.

                                   __________

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND IMPORTANT INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

                                TABLE OF CONTENTS

ITEM                                                                    PAGE NO.

SUMMARY.....................................................................5

RISK FACTORS................................................................7

FORWARD-LOOKING STATEMENTS.................................................14

USE OF PROCEEDS............................................................14

DETERMINATION OF OFFERING PRICE............................................14

DILUTION...................................................................15

SELLING STOCKHOLDERS.......................................................15

PLAN OF DISTRIBUTION.......................................................18

DESCRIPTION OF SECURITIES TO BE REGISTERED.................................20

INTERESTS OF NAMED EXPERTS AND COUNSEL.....................................20

DESCRIPTION OF BUSINESS AND PROPERTIES.....................................21

LEGAL PROCEEDINGS..........................................................26

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS............................................27

FINANCIAL STATEMENTS.......................................................28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND
RESULTS OF OPERATIONS......................................................28

CHANGES IN AND DISAGREEMENTS WITH  ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE.......................................................31

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............31

EXECUTIVE COMPENSATION.....................................................33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............34

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL
PERSONS....................................................................34

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES.................................................35

WHERE YOU CAN FIND MORE INFORMATION........................................35
                                      _____

                                     SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

OUR BUSINESS


We are a development stage company currently intending to engage in the nutraceutical industry specializing in sports supplements for sale in the Canadian marketplace with sales commencing in January 2010. We believe that we will the financial resources to acquire sufficient inventory and to meeting marketing and distribution expenses by January 2010.


We have no revenues, have incurred losses since our incorporation on February 20, 2009, and have relied upon the sale of our securities in unregistered private placement transactions to fund our operations. For the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and to pursue our developmental and marketing activities.

We were incorporated under the laws of Nevada effective February 20, 2009. Our principal offices are located at 355 Denonville, Longueuil, Quebec, Canada J4L 2P8. Our telephone number is (514) 969-6035.

THE OFFERING
________________________________________________________________________________

The Issuer:                       Pro NutriSource Inc.
________________________________________________________________________________

The Selling Stockholders:         We sold an aggregate of  10,216,771  shares to
                                  the   selling   stockholders   named  in  this
                                  prospectus  in   connection   with  a  private
                                  placement  transaction,  conversion of certain
                                  notes and terms and provisions of a consulting
                                  agreement.  All of the common stock to be sold
                                  under this prospectus will be sold by existing
                                  shareholders.
________________________________________________________________________________

Shares Offered by the Selling     The  selling  stockholders  may from  time  to
Stockholders:                     time offer for  resale up to 10,216,771 shares
                                  of our common stock.
________________________________________________________________________________

Offering Price:                   The  selling  stockholders  will  offer  their
                                  shares of our common stock at an initial fixed
                                  offering  price of $0.02 per  share  until our
                                  shares are quoted on the OTC Bulletin Board or
                                  in another  quotation medium and,  thereafter,
                                  at  prevailing   market  prices  or  privately
                                  negotiated  prices or  otherwise  as set forth
                                  under   "Plan   of   Distribution"   in   this
                                  prospectus. We determined this offering price arbitrarily based upon the price of the last sale of our shares to investors.

________________________________________________________________________________

Terms of the Offering:            The selling  stockholders will  determine when
                                  and  how  they  will  sell  the  common  stock
                                  offered in this prospectus.  Refer to "Plan of
                                  Distribution".
________________________________________________________________________________

Termination of the Offering:      The  offering  will  conclude  when all of the
                                  10,216,771  shares of common  stock  have been
                                  sold,   the  shares  no  longer   need  to  be
                                  registered   to  be  sold  or  we   decide  to
                                  terminate the registration of shares.
________________________________________________________________________________

Use of Proceeds:                  We  will  not  receive  any proceeds from this
                                  offering.
________________________________________________________________________________

________________________________________________________________________________

No Present Public Market for      Our common  stock is not presently  listed for
Our Common Stock:                 trading on any  securities exchange or market.
                                  We  intend  to  apply to have  our  shares  of
                                  common stock quoted on the OTC Bulletin  Board
                                  at the  time  the  registration  statement  of
                                  which  this  prospectus  forms a part  becomes
                                  effective.
________________________________________________________________________________

Outstanding Shares of Common      There  are  60,216,771  shares  of  our common
Stock:                            stock issued and outstanding as at the date of
                                  this prospectus.
________________________________________________________________________________

Risk Factors:                     See "Risk  Factors" and the other  information
                                  in  this  prospectus  for a discussion  of the
                                  factors you should consider before deciding to
                                  invest in our common shares.
________________________________________________________________________________

SUMMARY OF FINANCIAL DATA


All financial information is stated in United States dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.


The following financial data has been derived from and should be read in conjunction with our interim financial statements from our inception (February 20, 2009) to the six month period ended June 30, 2009 with the notes thereto; and (ii) the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations".




BALANCE SHEET DATA

                                                     AS AT JUNE 30, 2009
                                                        (UNAUDITED)
                                                     ___________________

ASSETS
   Cash                                                    $ 24,221
   Prepaid expenses                                           2,668
                                                           ________
   Total assets                                            $ 26,889

CURRENT LIABILITIES
   Accrued interest payable                                $     82
   Convertible notes payable - net                            1,250
   Loan payable                                               6,500
                                                           ________
   TOTAL CURRENT LIABILITIES                               $  7,832

TOTAL STOCKHOLDERS' EQUITY                                   19,057
                                                           ________
    Total liabilities and stockholders' equity             $ 26,889



STATEMENT OF OPERATIONS DATA


                                                     INCEPTION (FEBRUARY
                                                         20, 2009) TO
                                                        JUNE 30, 2009
                                                         (UNAUDITED)
                                                     ___________________

REVENUES                                                          -

OPERATING EXPENSES
   General and administrative                              $ 68,450

LOSS FROM OPERATIONS                                         68,450
   Interest expense                                           1,332

NET LOSS                                                    (69,782)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those that we do not know about or that we currently deem immaterial, also may adversely affect our business. The trading price of our shares of common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE WILL NEED TO RAISE ADDITIONAL FINANCING.


NO COMMERCIAL PRODUCT. We were incorporated on February 20, 2009, and to date have been involved primarily in organizational and developmental activities including, but not limited to, product sampling, quality control testing, label and packaging design, website design and content planning, hiring sales team, and design and printing of marketing tools and materials. As of the date of this Propsectus, we have not commenced business operations involving the marketing and sale and distribution of our products. We may never be successful in developing a market for outr products and thus may never become profitable. Therefore, our ability to operate our business successfully remains untested. If we are successful in marketing our sports supplements and nutrition products, we anticipate that we will retain future earnings, if any, and other cash resources for the future operation and development of our business as appropriate. We do not currently anticipate declaring or paying any cash dividends in the foreseeable future. Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs. For these reasons, we may never achieve profitability or pay dividends.

We anticipate that our ability to generate revenues in the foreseeable future will depend on the successful development and commercialization of our sports supplements and nutrition products. If we are not successful in commercializing our lead products or are significantly delayed or limited in doing so, our business will be materially adversely affected and we may need to curtail or cease operations.

INABILITY TO RAISE FUNDS. We will require significant additional financing in order to continue our marketing and sales activities. Furthermore, if the costs of our planned program are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these require funds, or on terms satisfactory to us. The continued development of our business will depend upon our ability to establish the commercial viability of our sports supplements and nutrition products and to ultimately develop cash flow from operations and reach profitable operations. We currently are in the developmental stage and we have no revenue from operations and we are experiencing significant negative cash flow. Accordingly, the only other sources of funds presently available to us are through the sale of equity. We presently believe that debt financing may be an alternative to us. If we are unable to obtain additional financing, we will not be able to continue our developmental activities and the marketing and sales of our sport supplements and nutrition products.

INABILITY TO CONTINUE OPERATIONS FOR MORE THAN A FEW MONTHS. We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the developmental stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements.We may not be able to continue operations for more than a few months if we do not commence generation of revenues. We have incurred losses totaling approximately $69,782 from February 20, 2009 (inception) to June 30, 2009. As of June 30, 2009, we had an accumulated deficit of $58,656. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:
(i) the costs to acquire  inventory are more than we currently  anticipate;  and
(ii) we encounter greater costs associated with general and administrative expenses or offering costs.

PAYMENT OF DIVIDENDS. We do not anticipate payment of dividends in the future. Therefore, any realization of a return to the shareholder will be achieved by appreciation in the valuation of our shares of common stock.

POTENTIAL DILUTION. Our Articles of Incorporation, as amended, authorize the issuance of 400,000,000 shares of common stock. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.


WE DO NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO CONTINUE OPERATIONS BEYOND THE NEXT TWELVE MONTHS.


As at June 30, 2009, we had current assets of $26,889 and working capital of $19,057, which may not be sufficient to maintain our administrative costs, to commence our marketing program, and to meet our planned business objectives during the next twelve months. Management recognizes that we will need to generate additional financial resources in order to complete further phases of our marketing and sales program and to meet our planned business objectives beyond the next twelve months. If we are unable to obtain adequate additional financing, we will be prevented from engaging in operational activities and our business will fail.


The current global economy and capital markets have been challenging for any issuer to raise capital through public offerings or private placements of securities, and especially so with respect to the small cap nutraceutical sector that we operate in. This situation makes the timing and potential for future equity financings uncertain. We may not get funding when we need it or on terms that are agreeable to us, if at all. We believe that our stock price and the number of shares we have authorized and available to satisfy any equity portion of such financing will have a significant impact on our ability to obtain such financing. If we cannot raise adequate funds to satisfy our capital requirements, we may have to delay, scale-back or eliminate our development and marketing activities and future operations.

IF THE USE OF OUR SPORTS SUPPLEMENTS AND NUTRITION PRODUCTS HARM PEOPLE, WE COULD BE SUBJECT TO COSTLY AND DAMAGING PRODUCT LIABILITY CLAIMS.

Our business may expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of sports supplements and nutrition products. Side effects and other liability risks could give rise to viable product liability claims against us. We have not yet obtained insurance coverage and, if we do so, we may not be able to maintain this insurance on acceptable terms. Moreover, insurance may not provide adequate coverage against potential liabilities. As a result, product liability claims, even if successfully defended, could have a material adverse effect on our business, financial condition and results of operations.

THE COMMERCIAL SUCCESS OF SPORTS SUPPLEMENTS AND NUTRITION PRODUCTS WILL DEPEND UPON THE DEGREE OF MARKET ACCEPTANCE BY CONSUMERS.

If our sports supplements and nutrition products do not gain market acceptance by market consumers, we may not generate sufficient product revenue and we may not ever become profitable. The degree of market acceptance of our sports supplements and nutrition products will depend on a number of factors, including:

     o    the prevalence of any side effects or toxicity;

     o    any limitations or warnings in the product's approved labeling;

     o    the efficacy and potential advantages over alternative products;

     o    pricing;

     o the willingness of the target population to try new sports supplements and nutrition products;

     o the strength of marketing and distribution support and timing of market introduction; and

Even if a potential product displays a favorable efficacy, market acceptance of the product will not be known until well after it is launched. Our efforts to educate the sports community about the benefits of our sports supplements and nutrition products may never be successful and, in any event would require the expenditure of significant resources, which resources we currently do not have and may never be successful in raising. If we are not successful in building market acceptance for sports supplements and nutrition products, we may never generate sufficient revenue or achieve or maintain profitability.

ADVERSE CHANGES OR INTERRUPTIONS IN OUR RELATIONSHIPS WITH THIRD PARTIES COULD AFFECT OUR BUSINESS OPERATIONS AND REDUCE OUR REVENUES.


Our business is substantially dependent on our relationship with Gourmet Nutrition, Inc., with regards to contractual relations, which terms could affect our access to inventory and reduce our revenues. We have a verbal month to month arrangement with Gourmet Nutrition Inc., which will manufacturer and provide to us all of our sports supplements and nutrition products, including the packaging and labelling. As of the date of this Prospectus, we have not actively received any services or products from Gourmet Nutrition Inc. In the event our relations with Gourmet Nutrition Inc. should fail, we do have a third-party back-up source located in New Jersey which will provide the sports supplements and nutrition products to us. The relationship we have with Gourmet Nutrition Inc. is freely terminable upon notice. This arrangement is not exclusive and we are actively seeking to form alliances with other established manufacturers/distributors in the sports nutrition industry. As of the date of this Prospectus, we have not commenced business operations, including the marketing and distribution of our products. When we do commence business operations, we cannot assure you that our arrangements with current or future third parties will remain in effect or that any of these third parties will continue to supply us and our agents with the same level of access to inventory in the future. If access to inventory is affected, or our ability to obtain inventory on favorable economic terms is diminished, it may reduce our potential revenues. Our failure to establish and maintain representative relationships for any reason could negatively impact our websites and reduce our revenues.


WE ARE RELATIVELY A NEW ENTRANT INTO THE SPORTS SUPPLEMENTS AND NUTRITION PRODUCTS INDUSTRY WITHOUT PROFITABLE OPERATING HISTORY.

Since inception, our activities have been limited to organizational efforts and obtaining working capital. As a result, there is limited information regarding potential revenue generation. As a result, our future revenues may be limited. The business of sports supplements and nutrition products is subject to many risks and our potential profitability depends upon factors beyond our control. Our potential profitability is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated termination of any relations with third-party suppliers, including Gourmet Nutrition Inc.; (ii) acceptance of our sports supplements and nutrition products in the marketplace;
(iii) potential product liability suits; (iv) delays in transportation and delivery of the sports supplements and nutrient products to us; and (v) government permit restrictions and regulation restrictions.

WE FACT INTENSE COMPETITION IN THE MARKET FOR SPORTS SUPPLEMENTS AND NUTRIENT PRODUCTS AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS WILL SUFFER.

We face competition from other sports supplements and nutrition product companies and biotechnology companies. Numerous nutriceutical companies have publicly announced their intention to develop and market products for the sports supplement industry similar to our product line. These nutriceutical companies have substantially greater financial and other resources and development capabilities than we do and have substantially greater experience in undertaking manufacturing and marketing and distribution of sports supplements and nutrition products. In addition, our competitors may succeed in developing and commercializing products that are more effective than those that we propose to market. The existence of these products and other products of which we are not aware or products that may be developed in the future may adversely affect the marketability of our products by rendering them less competitive or obsolete.

IF WE ARE UNABLE TO ESTABLISH SALES, MARKETING AND DISTRIBUTION CAPABILITIES, OR TO ENTER INTO AGREEMENTS WITH THIRD PARTIES TO DO SO, WE WILL BE UNABLE TO SUCCESSFULLY MARKET AND SELL FUTURE DRUG PRODUCTS.

We have no experience with marketing, sales and distribution of drug products and have only recently established pre-commercial capability in those areas. If we are unable to establish capabilities to sell, market and distribute our products, either by developing our own capabilities or entering into agreements with others, we will not be able to successfully sell our future drug products. In that event, we will not be able to generate significant revenues. We cannot guarantee that we will be able to hire the qualified sales and marketing personnel we need. We may not be able to enter into any marketing or distribution agreements with third-party providers on acceptable terms, if at all.

WE RELY ON THIRD-PARTY MANUFACTURERS TO MANUFACTURE OUR PRODUCT CANDIDATES. IF THESE THIRD-PARTY MANUFACTURERS FAIL TO MANUFACTURE PRODUCT CANDIDATES OF SATISFACTORY QUALITY, IN A TIMELY MANNER, IN SUFFICIENT QUANTITIES OR AT ACCEPTABLE COSTS, DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCTS COULD BE DELAYED.

We have no manufacturing facilities, and we have no experience in the commercial manufacturing of sports supplements and nutrition products. We have contracted with one third-party manufacturer, Gourmet Nutrition Inc., to produce our products. If our supplies are damaged or destroyed, either during storage or shipping or otherwise, this could have a material adverse effect on our business. We further intend to rely on additional third-party contract manufacturers to manufacture and supply commercial quantities of our product line.

Gourmet Nutrition Inc. and other contract manufacturers are obliged to operate in accordance with government mandated obligations under Canadian law. As of the date of this Prospectus, Gourmet Nutrition Inc. is fully certified and holds all necessary permits and licenses under Canadian law to manufacture sport supplements and nutrient products. However, the failure of any of our contract manufacturers to establish and follow regulatory requirements, or to document their adherence to such practices, may lead to significant delays in the availability of product line. In any such event, our business would be materially adversely affected.


EVOLVING GOVERNMENT REGULATION COULD IMPOSE TAXES OR OTHER BURDENS ON OUR BUSINESS, WHICH COULD INCREASE OUR COSTS OR DECREASE DEMAND FOR OUR PRODUCTS.

As a company which will be offering and marketing sports and nutraceutical products, we are subject to regulation by government agencies having jurisdiction over issues affecting the sale of our products, including consumer protection issues and manufacturing and packaging practices. In addition, our suppliers may also be regulated and we are indirectly affected by such regulation. Such agencies have the authority to enforce economic regulations, and may assess civil penalties or challenge our operating authority.

Moreover, changing laws, rules and regulations and legal uncertainties may adversely affect our business, financial condition and results of operations. Our business, financial condition and results of operations could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new laws, rules and regulations applicable to us and our business, including those relating to the sale of sports and nutraceutical products and consumer protection, could decrease demand for products, increase costs and/or subject us to additional liabilities.

WE RELY ON MR. KOURY, OUR PRESIDENT/CHIEF EXECUTIVE OFFICER AND DIRECTOR, LOSS OF WHOSE SERVICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR SUCCESS AND DEVELOPMENT.

Our success depends to a certain degree upon Mr. Khoury. This individual is a significant factor in our growth and success. The loss of the service of Mr. Khoury could have a material adverse effect on us.

BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION.

Our sole officer, Tony Khoury, who serves as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director, is spending approximately 80% of his business time on providing management services to us. Mr. Martin, our other director, spends approximately 25% of their business time on providing services to us. While we believe that Mr. Khoury presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.


WE HAVE ONLY ONE OFFICER WHO IS A DIRECTOR AND ONE OTHER DIRECTOR, WHICH COULD PRESENT POTENTIAL CONFLICTS OF INTEREST.

Our sole officer, Mr. Khoury, also a director, and Mr. Martin, our other director, may have potential conflicts of interest relating to transactions between us and our directors. As of the date of this Prospectus, we do not have any other outside directors and, therefore, no effective way of insuring that potential conflicts of interest involving us and our directors are resoled in favour of our minority shareholders. However, our directors will act in the best interests of the company and its shareholders and within thei respective fiduciary duties.

OUR OFFICERS AND DIRECTORS WILL CONTROL US AND MAY MAKE DECISIONS IN THEIR OWN INTEREST WHICH CONFLICT WITH THE INTERESTS OF OUR MINORITY SHAREHOLDERS.

Conflicts of interest may arise between the board of directors and us and our shareholders. These potential conflicts may relate to the divergent interests of these parties. Situations in which the interests of members of our board of directors may differ from interests of the shareholders include, among others, the following situations. Our board of directors has broad discretion in determining consummation of contractual arrangements and payment of dividends. Moreover, they are not prohibited from investing or engaging in other business activities that may compete with us. The board of directors will be in a position to significantly influence the company pertaining to entering into any corporate transaction and may be able to prevent any transaction that requires the approval of the shareholders regardless of whether the shareholders believe that any such transaction is in their best interests.


NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.


As permitted by the Nevada law, we have the power to indemnify our officers and directors from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. This may include elimination of the personal liabilities of our directors for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

As permitted by Nevada law, we may indemnify our directors to the fullest extent permitted by the law and may, if and to the extent authorized by our board of directors, indemnify our officers, employees or agents and any other person whom we have the power to indemnify against liability, reasonable expense or other matters; and advance expenses to our directors and officer who are entitled to indemnification, as incurred, to our directors and officers in connection with a legal proceeding, subject to limited exceptions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


RISKS RELATED TO OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES.


There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the Financial Industry Regulatory Authority's (FINRA) OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof we are not aware that any market maker has any such intention nor that if we do file a Form 15c2-11 that it will be approved. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may materially adversely affect the market price of our common stock.


SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.


Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When the registration statement of which this prospectus forms a part is declared effective, the selling stockholders may be reselling up to 16.6% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.


Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

RESALE RESTRICTIONS FOR BRITISH COLUMBIA RESIDENTS MAY LIMIT THE ABILITY OF SUCH RESIDENTS TO RESELL THEIR SHARES IN THE U.S., WHICH WILL AFFECT THE PRICE AT WHICH THEIR SHARES MAY BE SOLD.

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares that are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. These restrictions will limit the ability of the British Columbia residents to resell the securities in the United States and, therefore, may materially affect the market value of your shares. If we decide to become a reporting issuer in British Columbia, then it is estimated that becoming such will take approximately three months from our decision to do so subject, at all times, to the prior approval of the British Columbia Securities Commission. At present we do not intend to become a reporting issuer in British Columbia.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.


We currently plan to have our common stock quoted on FINRA's OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. However, the risk remains that our listing may not be approved. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the SECURITIES EXCHANGE ACT OF 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.


In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

OUR DIRECTORS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR OUR DIRECTORS OR OFFICERS.

Our directors are nationals and/or residents of a country other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially from any forward-looking statement. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled "Selling Stockholders" and "Plan of Distribution". We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part.

                         DETERMINATION OF OFFERING PRICE


Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent offering of our shares, which was effected at an initial fixed offering price of $0.02 per share. Our Board of Directors determined that an offering price of $0.02 represented an attractive opening price on the market. The Board of Directors further determined that an offering price of $0.02 per share represented a realistic current valuation with potential for increase as the business develops and revenues increase. The selling stockholders will sell their common stock at the price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.


If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

                                    DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                              SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 10,216,771 shares of common stock covered by this prospectus, consisting of shares issued in the private placement transactions. We completed the offering of our shares in offshore transactions pursuant to Rule 903 of Regulation S under the Securities Act.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1. the number of shares owned by each selling stockholder prior to this offering;

2. the total number of shares that are to be offered by each selling stockholder;

3. the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

4. the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Total shares to be owned upon completion of this offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than any relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.


                                                                TOTAL NUMBER OF
                                                                  SHARES TO BE
                                                                  OFFERED FOR         TOTAL SHARES TO
                                            SHARES OWNED            SELLING            BE OWNED UPON         PERCENT OWNED
NAME OF SELLING                             PRIOR TO THIS         SHAREHOLDERS         COMPLETION OF       UPON COMPLETION OF
SHAREHOLDER                                  OFFERING(1)            ACCOUNT            THIS OFFERING        THIS OFFERING(2)
_____________________________________________________________________________________________________________________________

PRIVATE PLACEMENT COMPLETED ON JUNE 30, 2009 AT A PRICE OF $0.05 PER SHARE

 Argyrakis, Theodore                           79,872                79,872                 -0-                   -0-
 Bachat, Nagwa                                  4,790                4,790                  -0-                   -0-
 Bourque, Monique                              15,470                15,470                 -0-                   -0-
 Daoudm John                                    1,597                1,597                  -0-                   -0-
 Doumakis, George                              15,470                15,470                 -0-                   -0-
 Drury, Stephen                                 7,985                7,985                  -0-                   -0-
 Gill, Daljit                                   7,735                7,735                  -0-                   -0-
 Gill, Hardeep                                  7,735                7,735                  -0-                   -0-
 Intili, Marco                                  7,985                7,985                  -0-                   -0-
 Koufos, Jonathan                               7,985                7,985                  -0-                   -0-
 Koufos, Spyridon                              15,470                15,470                 -0-                   -0-
 Liakopoulos, Athanasios                        1,597                1,597                  -0-                   -0-
 Liakopoulos, Ekaterini                         1,597                1,597                  -0-                   -0-
 Liakopoulos, Panagiota                          320                  320                   -0-                   -0-
 Liakopoulos, Zoe                                640                  640                   -0-                   -0-
 Markopoulos, Costa                             3,196                3,196                  -0-                   -0-
 Markopoulos, Vasliki                           1,597                1,597                  -0-                   -0-
 McNally, Donna Payne                           4,790                4,790                  -0-                   -0-
 McNally, Kristine                             15,470                15,470                 -0-                   -0-
 Robert, Koussaya                              15,470                15,470                 -0-                   -0-

CONVERSION OF $3,000 LOAN (3)
 Intili, Marco                                3,000,000            3,000,000                -0-                   -0-

CONVERSION OF $20,000 LOAN (4)
 Kapila, Kush                                 2,000,000            2,000,000                -0-                   -0-

CONSULTING AGREEMENT
 Liakopoulos, Dimitrios (2)                   5,000,000            5,000,000                -0-                   -0-

 TOTAL:                                      10,216,771            10,216,771               -0-                   -0-



                                       16





(1) Beneficial ownership calculation under Rule 13d-3 of the SECURITIES AND EXCHANGE ACT OF 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.



(2) Effective March 1, 2009, we issued an aggregate 5,000,000 shares to Dimitrios Liakopoulos in accordance with the terms and provisions of that certain consultant agreement dated December 4, 2008 regarding consulting services pertaining to pre-incorporation requirements.

(3) Effective June 5, 2009, Marco Intili loaned us an aggregate of $3,000 for working capital purposes, which loan was evidenced by that certain convertible promissory note in the principal amount of $3,000. (the "Intili Note"). The Intili Note accrued interest at the rate of 7.0% per annum with the principal and interest due and owing sixty days from the date of June 5, 2009 with the principal and accrued interest convertible into shares of our restricted common stock at $0.001 per share. Therefore, an aggregate of 3,000,000 shares were issued to Kush Kapila.

(4) Effective June 30, 2009, Kush Kapila loaned us an aggregate of $20,000 for working capital purposes, which loan was evidenced by that certain convertible promissory note in the principal amount of $20,000. (the "Kapila Note"). The Kapila Note accrued interest at the rate of 7.0% per annum with the principal and interest due and owing sixty days from the date of June 5, 2009 with the principal and accrued interest convertible into shares of our restricted common stock at $0.01 per share. Therefore, an aggregate of 2,000,000 shares were issued to Kush Kapila.



(5) Based on 60,216,771 shares of our common stock issued and outstanding as of the date of this prospectus.


Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling stockholder or as to the number of common shares that will be held by a selling stockholder upon the termination of such offering.

                              PLAN OF DISTRIBUTION

TIMING OF SALES

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

OFFERING PRICE


The selling stockholders will sell their shares at an initial fixed offering price of $0.02 per share until our shares are quoted on the OTC Bulletin Board or are listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:


1. the market price prevailing at the time of sale;

2. a price related to such prevailing market price; or

3. such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

MANNER OF SALE

The shares may be sold by means of one or more of the following methods:

1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.   ordinary brokerage transactions in which the broker solicits purchasers;

4.   through options, swaps or derivative;

5.   privately negotiated transactions; or

6.   in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

SALES PURSUANT TO RULE 144


Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. As of the date of this Propsectus, the approximate number of shares eligible for re-sale under Rule 144 is 50,000,000.


REGULATION M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.
Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

SALES BY RESIDENTS OF BRITISH COLUMBIA

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares which are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. At present we do not intend to become a reporting issuer in British Columbia and, accordingly, British Columbia resident stockholders who wish to make a public sale of shares through the OTC Bulletin Board or on any market or securities exchange in the United States will be limited to the resale limitations set forth in B.C. Instrument 72-502.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be approximately $25,000 including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

Our authorized capital stock consists of an aggregate of 400,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this prospectus, there are 60,216,771 shares of our common stock issued and outstanding held by approximately 23 shareholders of record.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote, except that at all elections of directors, each stockholder shall be entitled to as many votes as shall be equal to the number of such stockholder's shares of capital stock entitled to vote, multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may cast such votes among several directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no sinking fund or redemption provisions applicable to our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Diane D. Dalmy, Esq., legal counsel, has provided an opinion on the validity of the share of our common stock that are the subject of this prospectus.

The audited consolidated financial statements included in this prospectus have been audited by Berman & Co., P.A., which is an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

                             DESCRIPTION OF BUSINESS

INCORPORATION AND ORGANIZATIONAL ACTIVITIES

We were incorporated on February 20, 2009 under the laws of the State of Nevada. We appointed Tony Khoury as our officer and director.

OVERVIEW OF OUR BUSINESS


We are a new company in the sport nutrition marketplace that will be specializing in sports supplements. In Canada, the segment of sports supplement is estimated to be an industry worth approximately $250,000,000. It is estimated that by 2013, the global sports nutrition market in the United States will be worth $91,800,000,000 and the sports supplements/sports food combined will be worth an estimated $4,800,000,000 translating to sales of $480,000,000 in Canada. (Source: Statistics Canada, "Functional foods and nutraceuticals", Date modified: 2007-09-07). See " - Analysis of the Industry". We believe that there is tremendous potential to expand and bring better products to the forefront in this industry, which will accommodate the needs of mainstream and specific consumer groups. Niche target markets for line extensions include: females, baby boomers, diabetics and other "disease specific" profiles, as well as new improved technological advances is food and wellness research,

Our mission is to provide high quality nutrition products to help individuals achieve their health and nutrition goals. As of the date of this Propsectus, we do not have any products commercially available for market or sale. We intend to commence marketing and sales of our products by January 2010. We are committed to bringing to market the best quality products available and to continuously improve and expand our product line. We will continue to build our product portfolio through innovation and a willingness to listen to consumers and meet their needs.

Upon commencement of the market and sale of our products approximately January 2010, our position in the marketplace will be "better price point; high quality". We intend that pricing for our products will be competitive and will fall slightly under the competition giving us the price point advantage with consumers and distributors alike. To distinguish ourselves from competitors, yet remain in the realm of the target market, we plan to package our products to reflect quality, relate to current style and differentiate ourselves as THE Canadian company for athletes and active lifestyle users by using supporting marketing and promotional tools, which will, in turn, will promote such an image by sponsoring Canadian Athletes: "A CANADIAN COMPANY SUPPORTING ACTIVE CANADIANS"


PRODUCTS


As of the date of this Prospectus, we do not have any products commercially available for marketing or distribution and sale. We intend to commence marketing and distribution of our products January 2010. We plan that our product line will consist of:


     ISO WHEY PROTEIN POWDER 2 & 5 LB (FLAVORS: CHOCOLATE, STRAWBERRY AND VANILLA): DESCRIPTION:

WHEY PROTEIN is a mixture of globular proteins isolated from whey, the liquid material created as a by-product of cheese production. ISO Whey is low in carbahydidtate and fat and completely free of trans fats. Every protein serving delivers all the high quality protein (30g) and instantly mixes with your desired beverage. Research has shown that ingesting protein powder every day can boost the Immune system, promote healthy skin, in addition to fostering muscle strength and development.

         CREATINE 1000G:
         DESCRIPTION:

Creatine is a compound that's involved in the production of energy in the body, in the form of adenosine triphosphate (ATP), made in the Liver. By taking a creatine Supplement, it plays an essential role in building muscle tissue and enhancing athletic performance. Studies have also shown that creatine supplements reduces lactic acids which causes muscle fatigue

         GLUTAMINE 1000G
         DESCRIPTION:

Glutamine  is one the 20 amino  acids  created  by your body.  As a  supplement, glutamine is seen as both a brain food and a muscle mass enhancer for body builders. The Body may draw glutamine away from the muscles in order to bolster the immune system or prevent blood sugar reactions. This is why many bodybuilders and other proponents of supplements often add daily doses of glutamine to maintain good muscle health.


NEXT 6 MONTHS-JUNE 2010


         L-LYSINE 500MG/100CAPS
         DESCRIPTION:

L-Lysine is an essential amino acid which can only be obtained though a food source or supplement. Lysine aids in building muscle tissue, recovering from injury or surgery and helps the body produce antibodies. Many people take L-Lysine as a supplement to combat the herpes virus.

         L-ARGININE 500MG/100CAPS
         DESCRIPTION:

L-Lysine is an essential amino acid that is produced naturally by your body; however, many things can contribute to inefficient production by your body. The health benefit from taking L-Arginine supplements are as follows; lower blood pressure, healthier immune system, helps to maintain sperm motility and production, and helps blood circulation.

         L-TYROSINE 500MG/100CAPS
         DESCRIPTION:

L-Tyrosine is a nonessential amino acid that the body synthesizes from another amino acid called phenylalanine. It helps with metabolism, by interacting with proteins that undergo signal transduction to initiate various cellular processes. Studies have shown that L-Tyrosine helps in the function of your neurotransmitters which can affect a person's mood and libido.

         METHYLSULFONYLMETHANE (MSM) 1000MG/250CAPS
         DESCRIPTION:

MSM is a naturally occurring sulfur compound found in a normal diet through the consumption of fresh fruits, vegetables, milk, fish, and grains. However as foods are processed, most of MSM is destroyed. There is strong belief that taking the supplement form of MSM can help with osteoarthritis. The key reason people take MSM is to help and prevent the development of Arthritis

ANALYSIS OF THE NUTRACEUTICAL INDUSTRY

The nutraceutical industry is a vast and complex industry which can be broken down into more specific segments, such as dietary supplements, sports nutrition, natural health products, fortified foods and functional beverages. To further describe a segment, it may also be broken down into additional sub segments. In Canada, the functional food and nutraceutical industry generated $2,900,000,000 in revenues in 2004/05 (Source: Statistics Canada, "Functional foods and nutraceuticals", Date modified: 2007-09-07). Breaking the segments down further,

$1,600,000,000 in revenues is attributed strictly to nutraceuticals, $824,000,000 is attributed to functional foods and $443,000,000 remains to be attributed among "others". In the others category we can include sports supplements.

The global sports nutrition market in the United States represents approximately $27,200,000,000. It is further broken down into three sub-categories including sports beverages, sports food and sports supplements. Ninety percent of the market or $25,000,000,000 is represented by the sports beverage sub-category according to a report from BCC Research (Source: Virgo Publishing, www.naturalproductsinsider.com, "Global Sports Nutrition Market Topped $27.2B in 2007", Posted on: 09/17/2008) and further substantiated by an article in Nutraceuticals World (Source: Nutraceuticals World, Breaking News, "CRN Takes Issue with SI Article", Posted: 2009-05-20 11:10:00), whereby stating that the sports supplement category was closer in revenues to $2,500,000,000 rather than the entire dietary supplement market, which has revenues of $25,000,000,000.

Different reports indicate different growth factors for this industry. However, one commonality is that GROWTH is forthcoming in future. The BCC report seems to indicate that by 2013, the global sports nutrition market in the United States will be worth $91,800,000,000 dollars. The sub segments of sports food and sports supplements combined should reach an estimated $4,800,000,000 by 20133. For the Canadian market we can reason that this will translate into a market worth $480,000,000 by 2013. This growth rate is spurred by factors such as consumer interest in taking better care of themselves, warding off and preventing disease. This trend fuelled by a general interest in "functional foods" - foods that deliver some health related benefit - is increasing R&D in the area of new innovations and technologies immerging specifically in the nutrition supplement and sports nutrition category. (Source: Statistics Canada, "Functional foods and nutraceuticals", Date modified: 2007-09-07; Source: Virgo Publishing, www.naturalproductsinsider.com, "Global Sports Nutrition Market Topped $27.2B in 2007", Posted on: 09/17/2008).

AVAILABLE BRANDS IN CANADA INCLUDE:

o EAS  Canada  (Abbot   Pharmaceutical)
o MHP
o Ripped  Freak  (PharmaFreak Technologies)
o Allmax  Nutrition
o Amino Vital  (Ajinomoto)
o Cygen Labs
o Maxx Essentials
o Bio-X (Bio-X  Nutrition)
o MP (Muscle  Pharm)
o MVP  Nutrition
o NX Labs
o NOW
o MHP  (Maximum  Human  Performance)
o Perfect  Nutrition
o Strive
o Weider
o President's Choice (Loblaws)

The structure of the industry in Canada is such that some companies manufacture their own products while others sub-contract the manufacturing to one or many sub-contractors. Furthermore, some companies will buy the product in bulk and employ another subcontractor to label and package the products. A distinctive feature of the sports supplement industry in Canada is the amount of players in the marketplace, for the most part, selling the same products. With high sales volumes reported and predicted growth in future, many manufacturers are adding nutritional supplements to their line, even in the mainstream consumer market, with companies such as Genuine Health (Greens), Loblaws and Wal-Mart selling products that were traditionally products sold in the sports nutrition/supplement realm.

MARKETING STRATEGIES

Our marketing strategy to be used by us to differentiate ourselves from the many competitors in the Canadian marketplace will be to emphasize our Canadian roots and to provide high quality products at better price points than those currently available. We believe that the sponsorship of a Canadian athlete, a "catchy, but cool" packaging design blended with an aggressive advertising and consumer promotional campaign should help thrust us to the forefront of the marketplace in the beginning stages and maintain steady growth in future months.
The marketing budget forecasted for the first twelve months of operations is set at $144,220 (including miscellaneous marketing expenses). A large emphasis is placed on media placement, consumer promotions, packaging design, website design and athlete sponsorship.

For the most part, the selling strategy that will be employed by us where product is concerned will be that of non-differentiation in the first two years of operation. Products launched in 2010 and 2011 will resemble products currently available in the marketplace, packaging and price being the only real differentiating points vs. competitors. The marketing campaign that will be utilized to promote our products will be the differentiating point to products currently available in the marketplace. While most current manufacturers are using professional/semi-professional body builders or athletes in their campaigns, we will sponsor and promote Canadian athletes in the upcoming Canadian Olympic Games or other fitness competitor. We believe that this will distinguish us as the Canadian Company helping Canadian athletes, and from a cost point of view, will be much less expensive than paying professional athletes to promote their product.

PRICING STRATEGIES


As of the date of this Prospectus, we have not established any specific pricing for our products. We intend to exercise a pricing strategy that will slightly undercut current prices in the market place. This strategy will not be an aggressive campaign nor will the price difference be substantial, just enough to make the consumer aware of a new product and for those concerned with prices, enough to make them buy the product instead of the competition. We believe that the lower price point strategy will be necessary in a market that is saturated with "me too" products since PNS is coming into being in a crowded marketplace, albeit a growing marketplace. This in turn with a supportive marketing campaign will have the effect of gaining product attention on an already crowded shelf. Being an unknown and new, some enticement will be required to get potential customers to SWITCH brands. The lower price point strategy should also help in securing distribution of our products since distributors/retailers will be looking for a differentiating point to make it advantageous for them to carry the product line. Why would they carry another like product at the same price? The probability is that they would not, hence, indicating the importance of this pricing strategy.

We believe that we will be able to offer our products at a lower price point based upon our negotiated wholesale costs and potential contractual arrangements with our suppliers and distributors offering very economical pricing.


DISTRIBUTION STRATEGIES


As of the date of this Prospectus, we do not have any distribution capabilities or agreements with third party distributors. Upon commencement of the marketing and distribution of our products, we intend to emphasis distribution during the first year to gain entry into the marketplace. We have been negotiating with certain retail stores for exclusive contractual relationships to entice them to carry only our line of products. We believe that a problem facing many retailers is that every one of their competitors are carrying the same general brands and by exclusively offering our line of products, the retailer will be able to distinguish itself from his competitors. Thus, the retail store will be able to offer a product to their custormers that is not offered by other competitors. Once our brand popularity is achieved, sales distribution will be expanded. We will operate via a distributor network and will employ a commissioned sales team to introduce and promote our product line to targeted retailers in major centres for exclusive brand rights. Sales team will also distribute sell sheets and product information brochures to be available at retail level for customers to review the product line and find out more information about the products.

         o Product Information Brochures/Sell sheets
         o Informational brochures to be distributed by sales team to distributors for consumers and sell sheets to be provided to retailers.
            Timing: All year
            Cost: $7,500

         o Business cards
         o Business cards for sales team
           Timing: December, 2009
           Cost: $500

Distribution will be highly targeted in the first year of operation to gain entry into the marketplace. Exclusive contracts will be negotiated with coveted retail stores in major centres to entice them to carry our line of products. Once brand popularity is achieved, sales distribution will be expanded. To curb expenses, the sales team will be paid strictly on a commission basis.

ALLIANCES

As of the date of this Prospectus, we rely on one supplier, Gourmet Nutrition. Gourmet Nutrition is the manufacturer of all of our products, including packaging and labeling. We have engaged the services of a back-up supplier located in New Jersey, who could provide the same services and products in the event Gourmet Nutrition does not.

We are actively looking to form alliances with other established manufacturers/distributors in the sports nutrition industry. Possible acquisitions are likely in future years. We will also regard every opportunity to increase our contact network by joining industry related associations, attending trade shows and other industry events.

GOVERNMENT REGULATION

External factors, especially government regulations, affect the sports nutrition industry greatly. At the current time, the sports nutrition industry is not strictly regulated and the governing body, the Natural Health Products Directorate, is slow to roll out regulation concerning products. The lack of regulation at the moment, eases entry into the market while posing some interesting challenges for the industry as well.

One tainted product or mishap in the industry spreads quickly and an unfortunate consequence is a tarnished image for the industry as a whole. While economic factors do play a role in overall consumer spending, the vitamin and wellness category seems to be on an upswing despite difficult economic times, as described in a recent article in the New York Times. (Source: Mark J. Tallon, "Giving Nutrition a Sporting Chance in 2009", Functional Ingredients (functionalingredientsmag.com), May 2009).

While sports nutrition does fall under the "dietary supplement" category, we can assume that the trend would be similar, or at the very least, stable in terms of growth. Social trends towards taking better care of oneself will certainly help the sports nutrition market, especially in the area of marketing to more mainstream consumers by expanding product lines rather than simply market to the hardcore athletes that are now targeted. Opportunity exists in this area, providing companies seize the opportunity to expand their product lines and market to this segment of consumers on a separate level.

Technological breakthroughs in the area of functional foods and increased studies in the area of health, wellness and nutrition certainly do play a part in new product potential for dietary supplements, nutraceuticals, sports nutrition, sports supplements and sports/functional beverages. All food markets will benefit from research done in this area from everyday foodstuffs on your grocery store shelf to the highly specialized "cocktail" preparations of sports supplements.

COMPETITION


As of the date of this Prospectus, we do not have any products available for marketing or distribution and, therefore, do not have any pricing. However, upon commencement of the marketing and distribution of our products approximately January 2010, we will operate in a highly competitive industry, competing with other nutraceutical companies. Many of our competitors will have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively maintain our current product line and distribute and market new products. However, after calculating an 80% mark up for retailers/distributors, we believe our pricing will be very competitive when compared to other competitors and remain competitive in the online realm pricing based upon our negotiated low wholesale costs and marketing and distribution costs. For the most part, differentiating competitors' products, especially where whey protein isolate is concerned, is difficult since most products are the same. Some are leading the pack and differentiating themselves by very technical aspects of whey protein isolation and deriving a leaner version of the protein, or making it more digestible or adding other supplements and enhancing the effects of the product. Price points reflect the greater "research and quality" of the product, as with INTERACTIVE's NUTRITION ISO WHEY which claims: Awarded Alive Magazine's Best Sports Supplement Silver Medal for the second year in a row, InterACTIVE Nutrition International Inc.'s ISOWhey(TM) is the ultimate protein. ISOWhey(TM) consists of ONLY 100% cold temperature microfiltered processed whey protein isolates. ISOWhey(TM) has the highest percentage of protein per gram of any whey protein available and has virtually NO FAT and is lactose free.(Source:
SNDCANADA.com).


Taste and new "gourmet" flavors seem to be of importance in determining the LIKABILITY of a product and would seem to cater more to the mainstream or female consumer than the usual hardcore athlete or gym jockey. Many of the competitors have created "cocktail" blends of other supplements to increase this and burn off that, other than the straight supplements such as creatine and L-lysine, for example. This creates an opportunity for us to create our own version of a proprietary blend to fill a void for the needs of athletes not being represented at the moment.


DESCRIPTION OF PROPERTY

We lease our principal office and warehouse space at approximately $1,500 monthly. The office and warehouse space may be cancelled at any time with a thirty day notice.


EMPLOYEES

As of the date of this Prospectus we have no significant employees other than Tony Khury, our sole officer and a director, and Mr. Martin, our other director. We intend to retain independent sales personnel and consultants on a contract basis to conduct tour business operations and market and distribute our products. .

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patent or trademark.

                                LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not presently listed for trading on any securities exchange or market. We intend to apply to list our shares of common stock for trading on the OTC Bulletin Board at the time the registration statement of which this prospectus forms a part becomes effective.

CONVERTIBLE SECURITIES

As of the date of this Prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

144 SHARES

The SEC has recently enacted changes to Rule 144, which took effect on February 15, 2008. In general, under revised Rule 144, the following guidelines will apply:

AFFILIATE OR PERSON SELLING ON BEHALF OF AN AFFILIATE
_____________________________________________________

RESTRICTED SECURITIES OF REPORTING ISSUERS

     DURING SIX-MONTH HOLDING PERIOD--no resales under Rule 144 permitted

     AFTER SIX-MONTH HOLDING PERIOD--may resell in accordance with all Rule 144 requirements, including current public information, volume limitations, manner of sale requirements for equity securities, and filing of Form 144

RESTRICTED SECURITIES OF NON-REPORTING ISSUERS

     DURING ONE-YEAR HOLDING PERIOD--no resales under Rule 144 permitted

     AFTER ONE-YEAR HOLDING PERIOD--may resell in accordance with all Rule 144 requirements, including current public information, volume limitations, manner of sale requirements for equity securities, and filing of Form 144


NON-AFFILIATE (AND HAS NOT BEEN AN AFFILIATE DURING THE PRIOR THREE MONTHS)
___________________________________________________________________________

RESTRICTED SECURITIES OF REPORTING ISSUERS

     DURING SIX-MONTH HOLDING PERIOD--no resales under Rule 144 permitted

     AFTER  SIX-MONTH  HOLDING  PERIOD BUT BEFORE  ONE YEAR  --unlimited  public
     resales  under  Rule  144  except  that  the  current  public   information
     requirement still applies

     AFTER ONE-YEAR HOLDING PERIOD--unlimited public resales under Rule 144, need not comply with any other Rule 144 requirements

RESTRICTED SECURITIES OF NON-REPORTING ISSUERS

     DURING ONE-YEAR HOLDING PERIOD--no resales under Rule 144 permitted

     AFTER ONE-YEAR HOLDING PERIOD--unlimited public resales under Rule 144, need not comply with any other Rule 144 requirements

Unless and until the  Registration  Statement of which this  Prospectus  forms a part is declared effective by the SEC and we subsequently file a registration statement on Form 8-A to register our common stock (which we intend to do upon receipt of notification of effectiveness of the Registration Statement of which this Prospectus forms a part), we will be considered a "non-reporting" issuer such that the guidelines set forth in the bottom row of the chart above will be applicable. Once the Registration Statement of which this Prospectus forms a part is declared effective and we file a Registration Statement on Form 8-A to register our common stock, we will be considered a "reporting company" such that the guidelines in the first row of the chart above will be applicable.

As of the date of this Prospectus, to the best of our knowledge and belief, the only "affiliates" of us (as such term is defined in Rule 144, are our officers and directors. As disclosed in this Prospectus under the heading "Security Ownership of Certain Beneficial Owners and Management", our officer and director is the beneficial owner of an aggregate of 50,000,000 shares of common stock, representing 83.03% of our currently issued and outstanding common stock. As an affiliate, our director may sell such shares upon satisfaction of the relevant holding period for affiliates indicated above; provided that they comply will all other Rule 144 requirements.

As of the date of this Prospectus, "non-affiliates" of our company hold all of our securities not held by affiliates. As of the date of this Prospectus, all of our "non-affiliates" are those individuals listed as selling shareholders in this Prospectus. Such non-affiliates may sell such shares upon satisfaction of the relevant holding period for non-affiliates indicated above, provided that they comply with any other applicable Rule 144 requirements as indicated above.

REGISTRATION RIGHTS

We have not granted registration rights to the selling stockholders or to any other person.

HOLDERS OF OUR COMMON STOCK

As of the date of this Prospectus we had 34 registered holders of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our Articles or Bylaws that prevent us from declaring dividends. The NEVADA REVISED STATUTES, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus, we do not have any equity compensation plans in place.

                              FINANCIAL STATEMENTS

This Prospectus includes:

     o Our audited financial statements from our inception (February 20, 2009) to March 31, 2009 together with the notes thereto.

These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion of our financial condition, changes in financial condition, plan of operations and results of operations should be read in conjunction with our audited financial statements from our inception (February 20, 2009) to June 30, 2009 together with the notes thereto, and the section entitled "Description of Business", included in this Prospectus. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

     Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified:

1. Register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board. Our first milestone is to complete the registration of our shares for resale by the selling stockholders named in this prospectus, effect registration of our common stock as a class under the Exchange Act concurrently with the effectiveness the registration statement of which this prospectus forms a part, and then obtain a trading symbol to facilitate quotation of our shares on the OTC Bulletin Board. We plan to apply to FINRA for a trading symbol to begin trading our shares on the OTC Bulletin Board once our common stock has been registered as a class under the Exchange Act. The remaining costs are expected to be approximately $10,000. The nature of these costs is audit, legal, transfer agent fees and SEC registration costs.

2. We plan to implement the scheduling of the following key steps in our business start-up at an estimated cost of $50,000. We expect to commence marketing and distribution of our products by approximately November 2009.

3. We anticipate spending approximately $1,000 per month in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $12,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.


Thus, we estimate that our expenditures over the next twelve months will be approximately $75,000. As at June 30, 2009, we had cash of $24,221 and liabilities of $7,832. We anticipate raising additional funds through the private offer and sale of our securities. As such, we anticipate that our cash should be sufficient to enable us to pay for the costs of registering our shares and to begin trading on the OTC Bulletin Board, and to pay for our general and administrative expenses for approximately the next twelve months.


During the twelve-month period following the date of this Prospectus, we anticipate that we will generate revenue. However, if generation of revenue is limited or insufficient for working capital purposes, accordingly, we will be required to obtain additional financing in order to continue our plan of operations beyond the next twelve months. We believe that debt financing will not be an alternative for funding as we do not have sufficient tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our operations. In the absence of such financing, we will not be able to continue our business operations and our business plan will fail. Even if we are successful in obtaining equity financing to fund any continuation of our business operations, there is no assurance that we will obtain the funding necessary to pursue any advanced business operations. If we do not continue to obtain additional financing, we may be forced to abandon our business operations.

RESULTS OF OPERATIONS

REVENUES


We have had no operating revenues since our inception on February 20, 2009. We anticipate that we will generate revenues upon commencement of the marketing and distribution of our products, which is approximately January 2010.


EXPENSES AND LOSS FROM OPERATIONS

Our expenses and losses for the following periods are set forth below:


                                                   INCEPTION (FEBRUARY
                                                    20, 2009) TO JUNE
                                                        30, 2009

                                                        (AUDITED)
REVENUES
   Revenues                                             $    -0-

OPERATING EXPENSES
   General and Administrative                             68,450

LOSS FROM OPERATIONS                                   ($ 68,450)

  Interest Expense                                         1,322

                                                  _________________

NET LOSS                                                ($69,782)

As of June 30, 2009, we had incurred general and administrative expenses of $9,794 compared to general and administrative expenses of $58,656 incurred as of March 31, 2009. Administrative expenses incurred to date have consisted of $50,000 in stock issued to Mr. Khoury, our founder and President/Chief Executive Officer, as compensation for pre-incorporation services and approximately
$18,000 for legal, accounting and audit fees associated with filing of our Registration Statement on Form S-1..


LIQUIDITY AND CAPITAL RESOURCES


As of June 30, 2009, our total assets were $26,889 compared to total assets of $13,683 as at March 31, 2009. As of June 30, 2009, our total assets were comprised of current assets consisting of: (i) cash of $24,221 ($8,315 as of March 31, 2009); and (ii) prepaid expenses of $2,668 (compared to $5,368 as of March 31, 2009).

As of June 30, 2009, our total liabilities were $7,832 compared to total liabilities of $6,500 as of March 31, 2009. As of June 30, 2009, our total liabilities were comprised of current liabilitites consisting of: (i) accrued interest payable of $82 ($-0- as of March 31, 2009); (ii) convertible notes payable-net of $1,250 ($-0- as of March 31, 2009); and (iii) loan payable of $6,500 ($6,500 as at March 31, 2009).

CASH FLOWS


         CASH FLOWS FROM OPERATING ACTIVITIES


Net cash used in operating activities was $16,118 for the period from inception on February 20, 2009 to June 30, 2009 consisting primarily of a net loss of $69,782. Cash flows from operating activities was adjusted by: (i) $3,482 in amortization of prepaid consulting services; (ii) $1,250 in amortization of debt discount; $50,000 in stock issued for pre-incorporation services. Cash flows from operating activitites was further changed by $1,150 in prepaid expenses. The majority of cash flow used in operating activities represents operating capital used to pay professional fees and transfer agent and filing fees. We anticipate that cash used in operating activities will increase over the next twelve months as discussed under "Plan of Operations" above.

         CASH FLOWS FROM FINANCING ACTIVITIES


We have funded our business to date primarily from sales of our common stock. From our inception on February 20, 2009 to June 30, 2009, cash flows from financing activities was $40,339 consisting of: (i) $23,000 in proceeds from convertible notes payable; (ii) $6,500 in proceeds from loan payable; and (iii) $10,839 in proceeds from stock issued for cash in private placement offering.

The issuance of the 50,000,000 shares to our founder were based upon the fair value of the pre-incorporation services rendered as disclosed in Note 4 "Stockholders' Equity". There were no prior share issuances; therefore, par value for founder shares was deemed a reasonable valuation for this issuance. The issuance of the 5,000,000 shares issued to our consultant for future services having a fair value of $5,000 was based upon the fair value of the services to be rendered. The fair value was confirmed by the consultant directly. We followed EITF No. 96-18 in using fair value of the services rendered as best evidence of valuation of the shares of common stock. See policy note titled "Non-Employee Stock Based Compensation" in Note 1 of the March 31, 2009 financial statements. The 216,771 shares issued to third party investors in a private placement for $10,839 ($0.05/share) was based upon the subscription price in the related subscription agreement. The cash consideration paid for the shares of common stock represents the best evidence of fair value of the common stock.


         CASH FLOWS FROM INVESTING ACTIVITIES


There were no investing activities during the period from inception on February 20, 2009 to June 30, 2009.


OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes of financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our principal independent accountants.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of the date of this prospectus are as follows:

NAME               AGE    OFFICE HELD

Tony Khoury        34     President, Chief Executive Officer,
                          Chief Financial Officer, Secretary and
                          Treasurer and a director

Vincent Martin     29     Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:


TONY KHOURY. Mr. Khoury is our President/Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and a director since inception. Mr. Khoury is an experienced professional in the areas of sales and leasing. From approximately 2006 to present, Mr. Khoury is a director of sales and leasing at TRAMS Property Management in Montreal, Quebec, which is a multi-national vertically integrated real estate group offering third party real estate services in the United States. Mr. Khoury is responsible for a team of sales people, creating new marketing ideas, negotiating sales of properties and implementing new ideas to help the company succeed. From approximately 2004 through 2006, Mr. Khoury was a business broker for Sunbelt Business Brokers in Toronto, Ontario, which is a large main street and lower middle market business intermediary firm. Mr. Khoury assisted in negotiations in mergers and acquisitions,  assisted  potential  buyers to acquire  businesses  and  analyzed financial records to help improve corporate growth. From approximately 1999 through 2004, Mr. Khoury was the manager and owner of the Restaurant T in Montreal, Quebec, where he was responsible for daily operations. Mr. Khoury graduated from Concordia University in Montreal, Quebec.

VINCENT MARTIN. Mr. Martin has been one of our directors since August 1, 2009. Mr. Martin has accumulated ten years of experience in sales, marketing and managerial positions. Mr. Martin currently works for Orion Capital Fund as director of operations where he is responsible for the development of the Orion Capital Trust brand in countries located in North America, Central America, Europe, Eastern Europe and the Middle East. He has served as a consultant for diverse enterprises from the commercial or industrial sectors. Mr. Marin's responsibilities also included building and maintaining strategic relations with different brokers and investment bankers operating in other fields, assisting the investment banker in all phases of funding process, participating in the implementation of commodity trading accounts such as sugar and cement, establishing and maintaining data rooms and war rooms for certain clients, managing the due diligence process between the client and the merchant banking group, and day to day management of operations related to the North American office. From approximately February 2007 to April 208, Mr. Martin was a sales manager at Orion Capital Fund where he assisted the chief executive officer in developing distribution networks in fourteen Middle-Eastern countries via Dubai, created all corporate documentation and branding of the company. Mr. Marin earned a diploma from the College Studies in Business Management, Cegep Ahuntsic, and is currently working on a degree in business administration from HEC.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until they resign or are removed from the board in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than Mr. Khoury.

COMMITTEES OF THE BOARD OF DIRECTORS


We presently do not have an audit committee, a compensation committee, a nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees. Only one of our directors, Vincent Martin, is considered independent. Our Board of Directors is considering establishing various committees during the current fiscal year.


FAMILY RELATIONSHIPS

There are no family relationships among our directors and officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.   any  conviction  in a  criminal  proceeding  or being  subject to a pending
     criminal   proceeding   (excluding   traffic  violations  and  other  minor
     offences);

3. being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

                             EXECUTIVE COMPENSATION


The following table sets forth the compensation paid to our sole officer during the period from our inception (February 20, 2009) to June 30, 2009.



                           SUMMARY COMPENSATION TABLE

_________________________________________________________________________________________________________________________________
                                                                                   NON-EQUITY  NON-QUALIFIE
                                                                                   INCENTIVE   DEFERRED    ALL
                                                            STOCK       OPTION     PLAN        COMPEN-SATIOOTHER     I  TOTAL
NAME AND                            SALARY      BONUS      AWARDS       AWARDS     COMPEN-SATIONEARNINGS   COMPEN-SAT    ($)
PRINCIPAL POSITION         YEAR      ($)         ($)         ($)          ($)         ($)         ($)         ($)     ON
_________________________________________________________________________________________________________________________________
Tony Khury                 2009      Nil         Nil      50,000.00       Nil         Nil         Nil         Nil     50,000.00
PRESIDENT, CEO, CFO,
SECRETARY & TREASURER
_________________________________________________________________________________________________________________________________


The following table sets forth information as at March 31, 2009 relating to outstanding equity awards for our sole officer:


                OUTSTANDING EQUITY AWARDS AT MARCH 31, 2009 TABLE

_________________________________________________________________________________________________________________________________
                                          OPTION AWARDS                                        STOCK AWARDS
_________________________________________________________________________________________________________________________________
  NAME               NUMBER OF   NUMBER OF  EQUITY      OPTION    OPTION     NUMBER OF   MARKET      EQUITY      EQUITY
                    SECURITIES  SECURITIES  INCENTIVE  EXERCISE EXPIRATION   SHARES OR  VALUE OF   INCENTIVE    INCENTIVE
                      UNDER-      UNDER-     PLAN       PRICE      DATE      UNITS OF   SHARES OR    PLAN         PLAN
                      LYING       LYING     AWARDS:      ($)                STOCK THAT   UNITS OF    AWARDS:     AWARDS:
                    UNEXERCISED UNEXERCISED NUMBER OF                        HAVE NOT   STOCK THAT NUMBER OF     MARKET OR
                      OPTIONS     OPTIONS   SECURITIES                        VESTED     HAVE NOT   UNEARNED   PAYOUT VALUE
                       (#)         (#)     UNDERLYING                          (#)        VESTED  SHARES,UNITS  OF UNEARNED
                    EXERCISE-  UNEXERCISE-  UNEXCER-                                       (#)      OR OTHER   SHARES, UNITS
                      ABLE        ABLE       CISED                                                RIGHTS THAT    OR OTHER
                                            UNEARNED                                                HAVE NOT    RIGHTS THAT
                                            OPTIONS                                                  VESTED      HAVE NOT
                                             (#)                                                      (#)         VESTED
                                                                                                                   ($)
_________________________________________________________________________________________________________________________________
  Tony Khury            Nil        Nil        Nil         N/A        N/A         N/A        N/A         N/A          N/A
_________________________________________________________________________________________________________________________________


The following table sets forth information relating to compensation paid to our directors during the period from inception on February 20, 2009 to March 31, 2009.


DIRECTOR COMPENSATION TABLE

_________________________________________________________________________________________________________________________________
                                                                         NON-EQUITY
                                                                         INCENTIVE    NON-QUALIFIED
                               FEES EARNED                                  PLAN         DEFERRED
                                OR PAID      STOCK AWARDS      OPTION   COMPENSATION  COMPENSATION     ALL OTHER
                                IN CASH                        AWARDS      EARNINGS       EARNINGS    COMPEN-SATION   TOTAL
       NAME           YEAR         ($)           ($)           ($)            ($)           ($)           ($)           ($)
_________________________________________________________________________________________________________________________________
Tony Khury            2009         Nil           Nil           Nil            Nil           Nil           Nil           Nil
_________________________________________________________________________________________________________________________________
Vincent Martin        2009         Nil           Nil           Nil            Nil           Nil           Nil           Nil
_________________________________________________________________________________________________________________________________


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than 5% of our shares of common stock; (ii) each of our directors; (iii) each of our officers; and (iv) our officers and directors as a group. To our knowledge, each holder listed possesses sole voting and investment power with respect to the shares shown.


                                                                                AMOUNT AND NATURE OF
      TITLE OF CLASS              NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNER (2)      PERCENT OF CLASS (3)
______________________________________________________________________________________________________________________________
                            DIRECTORS AND OFFICERS: (1)


       Common Stock         Tony Khoury                                                  50,000,000              83.03%

       Common Stock         Vincent Martin                                                       -0-               -0-

                            Directors and officers as a group (two persons)              50,000,000              83.03%


                            5% OR GREATER BENEFICIAL OWNERS


                            Dimitrios Liakopoulos                                         5,000,000               8.30%

(1)  The  business  address  of our  officers  and  directors  and 5% or greater
     beneficial  owner  is  our  company  address,   which  is  355  Denonville,
     Longueuil, Quebec, Canada J4L 2P8.


(2) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and/or (ii) investment power, which includes the power to dispose or direct the disposition of shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares within 60 days of the date as of which the information is provided.

(3) Based on the 60,216,771 shares of our common stock issued and outstanding as of the date of this Prospectus.



CHANGES IN CONTROL


We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company. Furthernore, there are no change in control provisions within our Articles of Incorporation or Bylaws or other documentation affecting the rights and obligations of our shareholders of our executive officers or directors in the event a change in control of the company should occur.


                       TRANSACTIONS WITH RELATED PERSONS,
                     PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.   any of our directors or officers;

2.   any person proposed as a nominee for election as a director;

3. any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

4. any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Purchase of Shares by Tony Khoury

Tony Khoury, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and currently one of our directors, acquired 50,000,000 shares of our common stock at a price of $0.001per share after our incorporation on February 20, 2009 for services rendered.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at HTTP://WWW.SEC.GOV.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee:                     $

Accounting fees and expenses:                                            $15,000

Legal fees and expenses:                                                 $20,000

Transfer agent and registrar fees:                                       $ 2,000

Fees and expenses for qualification under state securities laws:         $   -0-

Miscellaneous (including Edgar filing fees):                             $ 1,000
                                                                         _______

Total:                                                                   $38,000
                                                                         =======

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our articles of incorporation and our bylaws.

NEVADA REVISED STATUTES

Section 78.7502 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

OUR ARTICLES OF INCORPORATION

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

1. acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

2.   the payment of dividends in violation of NRS 78.300.

OUR BYLAWS

Our bylaws provide the following indemnification provisions:

RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said laws permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in
Section 2 of this Article, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Nevada Revised Statutes, Chapter 78, so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. In no event shall anything herein contained be so construed as to permit the Board to authorize payment of, or the corporation to pay, any amounts for any purpose where the director or officer was engaged in any action or activity known to him or her while so engaged to be unlawful, nor any action or activity constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties and obligations to the corporation and the stockholders. The rights set forth herein shall not be exclusive of other right to which any director or officer may be entitled as a matter of law. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of

Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the
Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

INDEMNITY AGREEMENTS. The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the full extent contemplated by this Article.

EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or other of the corporation existing at the time of the amendment, repeal or modification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

After our incorporation on February 20, 2009, we issued 50,000,000 shares of our common stock for consideration of $50,000 to our founding officer and director, Tony Khoury. This share issuance was exempt from registration under the Securities Act pursuant to Rule 903 of Regulation S and Section 4(2) thereof.



Effective during March 2009, we issued an aggregate of 5,000,000 shares of our restricted common stock to a consultant who is a non-U.S. resident in accordance with the terms and provisions of the consulting agreement at $0.0001 per share. This share issuance was exempt from registration under the Securities Act pursuant to Rule 903 of Regulation S and Section 4(2) thereof.

Effective as of June 30, 2009, we completed a private placement of 216,771 shares at a price of $0.05 per share to a total of approximately 22 purchasers, all of which were non U.S. residents. The total proceeds from this offering were $10,839. We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act. Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the investors.

Effective during July 2009, we issued an aggregate of 3,000,000 shares of our restricted common stock to a creditor who is a non-U.S. resident upon conversion of the loan in the principal amount of $3,000 at $0.0001 per share. This share issuance was exempt from registration under the Securities Act pursuant to Rule 903 of Regulation S and Section 4(2) thereof.

Effective during July 2009, we issued an aggregate of 2.000,000 shares of our restricted common stock to a creditor who is a non-U.S. resident in accordance with the terms and provisions of the Kapila Note at $0.01 per share. This share issuance was exempt from registration under the Securities Act pursuant to Rule 903 of Regulation S and Section 4(2) thereof.


ITEM 16. EXHIBITS

The following exhibits are filed with this registration statement on Form S-1:

     EXHIBIT
     NUMBER   DESCRIPTION OF EXHIBIT


       3.1    Articles of Incorporation*

       3.2    Bylaws*


       5.1 Opinion of Diane Dalmy, Esq., with consent to use, regarding the validity of the securities being registered*

      10.1 Convertible Note dated June 5, 2009 between Pro Nutrisource Inc. and Marco Intili.

      10.2 Convertible Note dated June 30, 2009 between Pro Nutrisource Inc. and Kush Kapila.

      10.3 Consulting Agreement between Pro Nutrisource Inc. and Dimitrious Liakopoulos.

      10.4    Form of Private Placement Subscription Agreement*

      23.1    Consent of Independent Public Accounting Firm

      23.3    Consent of Counsel (included in Exhibit 5.1)*


      24.1 Power of Attorney (included in the signature page of this registration statement)


*Incorporated herein by reference to the S-1 Registration Statement as filed with the Securities and Exchange Commission on August 3, 2009.


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. For determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Remove  from  registration  by  means  of  a  post-effective   registration
     statement any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   __________

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Province of Quebec, Country of Canada on October 2, 2009.




                                      PRO NUTRISOURCE INC.



                                      BY:/s/ TONY KHOURY
                                      _______________________________________
                                      TONY KHOURY
                                      PRESIDENT, CHIEF EXECUTIVE OFFICER AND A
                                      DIRECTOR




                                      BY:/s/ TONY KHOURY
                                      _______________________________________
                                      TONY KHOURY
                                      CHIEF FINANCIAL OFFICER/TREASURER

                                POWER OF ATTORNEY


Know all persons by these presents that that each individual whose signature appears below constitutes and appoints Tony Khoury as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




SIGNATURE                                   TITLE                            DATE

/s/ TONY KHOURY
__________________________     PRESIDENT, CHIEF EXECUTIVE OFFICER,     OCTOBER 2, 2009
TONY KHOURY                    CHIEF FINANCIAL OFFICER, SECRETARY,
                               TREASURER AND A DIRECTOR

/s/ VINCENT MARTIN
__________________________     DIRECTOR                                OCTOBER 2, 2009
VINCENT MARTIN


                                                              __________

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                              Financial Statements
                                 March 31, 2009

                                    CONTENTS



                                                                         Page(s)

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheet - As of March 31, 2009                                         F-2

Statement of Operations -
  For the Period from February 20, 2009 (Inception) to
  March 31, 2009                                                             F-3

Statement of Changes in Stockholders' Equity -
  For the Period from February 20, 2009 (Inception) to
  March 31, 2009                                                             F-4

Statement of Cash Flows -
  For the Period from February 20, 2009 (Inception) to
  March 31, 2009                                                             F-5

Notes to Financial Statements                                           F-6 - 11

BERMAN & COMPANY, P.A.
____________________________________________

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of:
Pro NutriSource, Inc.

We have audited the accompanying balance sheet of Pro NutriSource, Inc. (a development stage company) as of March 31, 2009, and the related statements of operations, changes in stockholder's deficit and cash flows for the period from February 20, 2009 (inception) to March 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pro NutriSource, Inc (a development stage company) as of March 31, 2009, and the results of its operations and its cash flows for the period from February 20, 2009 (inception) to March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.


Berman & Company, P.A.


/s/ BERMAN & COMPANY, P.A.

Boca Raton, Florida
June 5, 2009


              551 NW 77th Street, Suite 107 * Boca Raton, FL 33487
                  Phone: (561) 864-4444 * Fax: (561) 892-3715
                    www.bermancpas.com * info@bermancpas.com
       Registered with the PCAOB * Member AICPA Center for Audit Quality
           Member American Institute of Certified Public Accountants
            Member Florida Institute of Certified Public Accountants

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                 March 31, 2009
                                 ______________


                                     ASSETS
                                     ______
CURRENT ASSETS
Cash                                                                    $ 8,315
Prepaid expenses                                                          5,368
                                                                       ________

TOTAL CURRENT ASSETS                                                     13,683
                                                                       ________

TOTAL ASSETS                                                           $ 13,683
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ____________________________________

CURRENT LIABILITIES
Loan payable                                                              6,500
                                                                       ________

TOTAL CURRENT LIABILITIES                                                 6,500
                                                                       ________

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 400,000,000 shares
   authorized; 55,216,771 shares issued and outstanding                  55,217
Additional paid-in capital                                               10,622
Deficit accumulated during the development stage                        (58,656)
                                                                       ________

TOTAL STOCKHOLDERS' EQUITY                                                7,183
                                                                       ________

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 13,683
                                                                       ========


                 See accompanying notes to financial statements

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                             Statement of Operations
       For the Period from February 20, 2009 (inception) to March 31, 2009
       ___________________________________________________________________


REVENUES                                                            $         -
                                                                    ___________

OPERATING EXPENSES
General and administrative                                               58,656
                                                                    ___________

TOTAL OPERATING EXPENSES                                                 58,656
                                                                    ___________

NET LOSS                                                            $   (58,656)
                                                                    ===========

NET LOSS PER SHARE - BASIC AND DILUTED                              $     (0.00)
                                                                    ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
   DURING THE PERIOD - BASIC AND DILUTED                             55,067,675
                                                                    ===========













                 See accompanying notes to financial statements


                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
       For the Period from February 20, 2009 (inception) to March 31, 2009
       ___________________________________________________________________


                                              Common Stock, $0.001 Par Value     Additional          Deficit               Total
                                              ______________________________      Paid In       Accumulated during     Stockholders'
                                                Shares               Amount       Capital       Development Stage         Equity
                                              __________            ________     _________      __________________     _____________

Stock issued for pre-incorporation
   services - founder ($0.001/share)          50,000,000            $ 50,000       $     -           $       -           $ 50,000

Stock issued for future services
   ($0.001/share)                              5,000,000               5,000             -                   -              5,000

Stock issued for cash in private
   placement ($0.05/share)                       216,771                 217        10,622                   -             10,839

Net loss for the period from February
   20, 2009 (inception) to March 31, 2009              -                   -             -             (58,656)           (58,656)
                                              __________            ________     _________      __________________     _____________

Balance - March 31, 2009                      55,216,771            $ 55,217        10,622           $ (58,656)          $  7,183
                                              ==========            ========     =========      ==================     =============









                 See accompanying notes to financial statements


                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
       For the Period from February 20, 2009 (inception) to March 31, 2009
       ___________________________________________________________________


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                         $ (58,656)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Stock issued for pre-incorporation services -
         founder                                                    50,000
      Stock issued for services                                        982
   Changes in Operating Assets and Liabilities:
      Increase in prepaid expenses                                  (1,350)
                                                                 _________
         Net Cash Used In Operating Activities                      (9,024)
                                                                 _________

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable                                           6,500
Stock issued for cash in private placement                          10,839
                                                                 _________
         Net Cash Provided By Financing Activities                  17,339
                                                                 _________

Net Increase in Cash                                             $   8,315
                                                                 =========

Cash - Beginning of Period                                       $       -
                                                                 =========

Cash - End of Period                                             $   8,315
                                                                 =========

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
   Income taxes                                                  $       -
                                                                 =========
   Interest                                                      $       -
                                                                 =========

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND
   FINANCING ACTIVITIES:

Stock issued for future services                                 $   5,000
                                                                 =========


                 See accompanying notes to financial statements

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2009
                                 ______________


NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Pro NutriSource, Inc. (the "Company") was incorporated in the State of Nevada on February 20, 2009. The Company is headquartered in Quebec, Canada.

The Company intends to provide nutritional products to help individuals achieve their nutrition, health and physique goals.

The Company's fiscal year end is March 31.

DEVELOPMENT STAGE

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include debt and equity based financing and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

RISKS AND UNCERTAINTIES

The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

A significant estimate in 2009 included a 100% valuation allowance for deferred taxes due to the Company's continuing and expected future losses.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents at March 31, 2009.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At March 31, 2009, there were no balances that exceeded the federally insured limit.

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2009
                                 ______________


BENEFICIAL CONVERSION FEATURE

Pursuant to Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," if the Company were to record a beneficial conversion feature, the fair value of the beneficial conversion feature would be recorded as a debt discount up to a maximum amount equivalent to the face amount of the debt instrument. The discount would be amortized to interest expense over the life of the debt.

EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income
(loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. For the period from February 20, 2009 (inception) to March 31, 2009, the Company had no common stock equivalents that could potentially dilute future earnings
(loss) per share; hence, a separate computation of diluted earnings (loss) per share is not presented.

STOCK-BASED COMPENSATION

All share-based payments to employees are recorded and expensed in the statement of operations as applicable under SFAS No. 123R "Share-Based Payment".

NON-EMPLOYEE STOCK BASED COMPENSATION

Stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

INCOME TAXES

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of FASB Interpretation No. 48; "Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2009
                                 ______________


recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At March 31, 2009, the Company did not record any liabilities for uncertain tax positions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The  carrying  amounts  of  the  Company's  short-term  financial   instruments,
including prepaid expenses and loan payable, approximates fair value due to the relatively short period to maturity for these instruments.

SEGMENT INFORMATION

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." During 2009, the Company only operated in one segment; therefore, segment information has not been presented.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 did not have a material effect on the Company's financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, "Business Combinations" ("SFAS 141R"), which replaces FASB SFAS 141, "Business Combinations". This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition. SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date. This compares to the cost allocation method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2009
                                 ______________


or non-contractual, if certain criteria are met. Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date. This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standards are to be applied prospectively only. Upon adoption of this standard, there would be no impact to the Company's results of operations and financial condition for acquisitions previously completed. The adoption of SFAS No. 141R did not have a material effect on the Company's financial position, results of operations or cash flows.

In October 2008, the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active" ("FSP FAS 157-3"), with an immediate effective date, including prior periods for which financial statements have not been issued. FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management's internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist. The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date. The adoption of FSP FAS 157-3 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP SFAS 157-4, "Determining Whether a Market Is Not Active and a Transaction Is Not Distressed," which further clarifies the principles established by SFAS No. 157. The guidance is effective for the periods ending after June 15, 2009 with early adoption permitted for the periods ending after March 15, 2009. The adoption of FSP FAS 157-4 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

Other accounting standards have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 LOAN PAYABLE

On February 24, 2009, the Company received a working capital advance from a third party for $6,500. This loan bears interest at 3%, is unsecured and is due 1 year from the issuance date.

At March 31, 2009, this advance represents a 100% concentration in debt financing.

NOTE 3 INCOME TAXES

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2009
                                 ______________


The Company has a net operating loss carryforward, for tax purposes, totaling $7,674 at March 31, 2009 expiring through the year 2029. Internal Revenue Code
Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at March 31, 2009 are as follows:

     Gross deferred tax assets:
     Net operating loss carryforwards                   $ (2,609)
                                                        ________
     Total deferred tax assets                            (2,609)
     Less: valuation allowance                             2,609
                                                        ________
     Net deferred tax asset recorded                    $      -
                                                        ========

The valuation allowance at February 20, 2009 (inception) was $0. The net change in valuation allowance during the period ended March 31, 2009 was an increase of $2,609. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2009.

The actual tax benefit differs from the expected tax benefit for the year ended March 31, 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) are as follows:

    Expected tax expense (benefit)                     $ (19,943)
    Stock issued for services                             17,334
    Change in valuation allowance                          2,609
                                                       _________
    Actual tax expense (benefit)                       $       -
                                                       =========

NOTE 4 STOCKHOLDERS' EQUITY

On March 1, 2009, the Company issued 50,000,000 shares of common stock to its founder, having a fair value of $50,000 ($0.001/share), based upon the fair value of the services provided, for pre-incorporation services rendered. Under SFAS No. 123R, the fair value of the services provided reflected a more readily determinable fair value than the shares issued in recent cash transactions with third parties. At March 31, 2009, the Company has expensed this stock issuance as a component of general and administrative expense.

On March 1, 2009, the Company issued 5,000,000 shares of common stock to a consultant for future services through August 23, 2009, having a fair value of $5,000 ($0.001/share), based upon the fair value of the services to be rendered.

                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2009
                                 ______________


The Company expensed $982 during the period ended March 31, 2009. The remaining $4,018 is reflected as a prepaid expense.

During March 2009, the Company issued 216,771 shares of common stock for $10,839 ($0.05/share), to third party investors in a private placement.

Note 5 Subsequent Event

On June 5, 2009, the Company issued a convertible note for $3,000 to a third party. The note bears interest at 7% and is unsecured. The principal and accrued interest are due sixty days from the issuance date. The note is convertible at $0.001/share, which upon conversion is equivalent to 3,000,000 shares of common stock. The Company determined that the issuance of this convertible debt instrument resulted in a beneficial conversion feature since the conversion price was below the fair market value. At the commitment date, the fair market value is $0.05/share, based upon the most recent cash offering price in the March 2009 private placement. The Company will record a debt discount of $3,000.

                              PRO NUTRISOURCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                  JUNE 30, 2009
                                   (UNAUDITED)
                                   ___________

                                    CONTENTS




                                                                         PAGE(S)

Balance Sheets - As of June 30, 2009 (Unaudited) and
March 31, 2009 (Audited)                                                     F-1

Statements of Operations -
For the three months ended June 30, 2009 and for the
period from February 20, 2009 (Inception) to June 30, 2009                   F-2

Statements of Cash Flows -
For the three months ended June 30, 2009 and for the
period from February 20, 2009 (Inception) to June 30, 2009                   F-3

Notes to Financial Statements (Unaudited)                                F-4 - 9



                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                                 Balance Sheets
                                 ______________

                                                               June 30, 2009                March 31, 2009
                                                                (Unaudited)                   (Audited)
                                                               _____________                ______________
                                     ASSETS
                                     ______
CURRENT ASSETS
Cash                                                                $ 24,221                    $   8,315
Prepaid expenses                                                       2,668                        5,368
                                                                    ________                    _________

TOTAL CURRENT ASSETS                                                  26,889                       13,683
                                                                    ________                    _________

TOTAL ASSETS                                                        $ 26,889                    $  13,683

                                                                    ========                    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ____________________________________

CURRENT LIABILITIES
Accrued interest payable                                                  82                            -
Convertible notes payable - net                                        1,250                            -
Loan payable                                                           6,500                        6,500
                                                                    ________                    _________

TOTAL CURRENT LIABILITIES                                              7,832                        6,500
                                                                    ________                    _________

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 400,000,000 shares
authorized; 55,216,771 shares issued and outstanding                  55,217                       55,217
Additional paid-in capital                                            33,622                       10,622
Deficit accumulated during the development stage                     (69,782)                     (58,656)
                                                                    ________                    _________

TOTAL STOCKHOLDERS' EQUITY                                            19,057                        7,183
                                                                    ________                    _________

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 26,889                    $  13,683
                                                                    ========                    =========


                 See accompanying notes to financial statements




                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)
                                   ___________


                                                                          For the Period from
                                            For the Three Months     February 20, 2009 (Inception)
                                             Ended June 30, 2009           to June 30, 2009
                                           _____________________     _____________________________

Revenues                                         $         -                    $       -
                                                 ___________                  ___________

General and Administrative                             9,794                       68,450
                                                 ___________                  ___________

Loss from Operations                                  (9,794)                     (68,450)
                                                 ___________                  ___________

Interest Expense                                       1,332                        1,332
                                                 ___________                  ___________

Net Loss                                         $   (11,126)                   $ (69,782)
                                                 ===========                  ===========

Net Loss per Share - Basic and Diluted           $     (0.00)                   $   (0.00)
                                                 ===========                  ===========


Weighted Average Number of Shares
Outstanding During the Period -
Basic and Diluted                                 55,216,771                   55,179,805
                                                 ===========                  ===========


                 See accompanying notes to financial statements



                              Pro NutriSource, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)
                                   ___________
                                                                                   For the Period from
                                                   For the Three Months       February 20, 2009 (Inception)
                                                    Ended June 30, 2009             to June 30, 2009
                                                   ____________________       _____________________________

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                $ (11,126)                      $ (69,782)
  Adjustments to reconcile net loss to
     net cash used in operating activities:
   Amortization of prepaid consulting
      services                                              2,500                           3,482
   Amortization of debt discount                            1,250                           1,250
   Stock issued for pre-incorporation
      services - founder                                        -                          50,000
     Changes in Operating Assets and
        Liabilities:
      (Increase) Decrease in:
       Prepaid expenses                                       200                          (1,150)
      Increase (Decrease) in:
       Accrued interest payable                                82                              82
                                                        _________                       _________

         Net Cash Used In Operating
            Activities                                     (7,094)                        (16,118)
                                                        _________                       _________

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable                    23,000                          23,000
Proceeds from loan payable                                      -                           6,500
Stock issued for cash in private placement                      -                          10,839
                                                        _________                       _________

         Net Cash Provided By Financing
            Activities                                     23,000                          40,339
                                                        _________                       _________


Net Increase in Cash                                    $  15,906                          24,221

                                                        =========                       =========

Cash - Beginning of Period                                  8,315                               -
                                                        =========                       =========

Cash - End of Period                                    $  24,221                          24,221
                                                        =========                       =========

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
    Income taxes                                        $       -                               -
                                                        =========                       =========
    Interest                                            $       -                               -
                                                        =========                       =========

SUPPLEMENTARY DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:

Beneficial conversion feature on convertible
   notes payable recorded as debt discount              $  23,000                       $  23,000
                                                        =========                       =========
Stock issued for future services                        $       -                       $   5,000
                                                        =========                       =========


                 See accompanying notes to financial statements


                              PRO NUTRISOURCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009
                                  _____________
                                   (UNAUDITED)


NOTE 1 BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the required financial information on Form S-1, which contains the audited financial statements and notes thereto, together with the Management's Discussion and Analysis, for the period ended March 31, 2009. The interim results for the period ended June 30, 2009 are not necessarily indicative of results for the full fiscal year.

NOTE 2 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Pro NutriSource, Inc. (the "Company") was incorporated in the State of Nevada on February 20, 2009. The Company is headquartered in Quebec, Canada.

The Company intends to provide nutritional products to help individuals achieve their nutrition, health and physique goals.

The Company's fiscal year end is March 31.

DEVELOPMENT STAGE

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include debt and equity based financing and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

RISKS AND UNCERTAINTIES

The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

                              PRO NUTRISOURCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009
                                  _____________
                                   (UNAUDITED)


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. At June 30, 2009 and March 31, 2009, respectively, the Company had no cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At June 30, 2009 and March 31, 2009, respectively, there were no balances that exceeded the federally insured limit.

BENEFICIAL CONVERSION FEATURE

The fair value of the beneficial conversion feature is recorded as a debt discount up to a maximum amount equivalent to the face amount of the debt instrument. The discount is amortized to interest expense over the life of the debt.

EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income
(loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. For the three months ended June 30, 2009 and for the period from February 20, 2009 (inception) to June 30, 2009, the Company's common stock equivalents consisted of 23,000,000 shares underlying convertible notes payable. Since the Company reflected a net loss for the three months ended June 30, 2009 and for the period from February 20, 2009 (inception) to June 30, 2009, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

STOCK-BASED COMPENSATION

All share-based payments to employees are recorded and expensed in the statement of operations.

                              PRO NUTRISOURCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009
                                  _____________
                                   (UNAUDITED)


NON-EMPLOYEE STOCK BASED COMPENSATION

Stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable.


FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's short-term financial instruments, including prepaid expenses, accrued interest payable, convertible notes payable
- net and loan payable, approximates fair value due to the relatively short period to maturity for these instruments.

SEGMENT INFORMATION

During fiscal year-end 2010 and 2009, the Company only operated in one segment; therefore, segment information has not been presented.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 160, "NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, AN AMENDMENT OF ACCOUNTING RESEARCH BULLETIN NO 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 did not have a material effect on the Company's financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, "BUSINESS COMBINATIONS" ("SFAS 141R"), which replaces FASB SFAS 141, "BUSINESS COMBINATIONS". This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition. SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date. This compares to the cost allocation method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an

                              PRO NUTRISOURCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009
                                  _____________
                                   (UNAUDITED)


asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met. Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date. This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standards are to be applied prospectively only. Upon adoption of this standard, there would be no impact to the Company's results of operations and financial condition for acquisitions previously completed. The adoption of SFAS No. 141R did not have a material effect on the Company's financial position, results of operations or cash flows.

In October 2008, the FASB issued FSP FAS 157-3, "DETERMINING THE FAIR VALUE OF A FINANCIAL ASSET WHEN THE MARKET FOR THAT ASSET IS NOT ACTIVE" ("FSP FAS 157-3"), with an immediate effective date, including prior periods for which financial statements have not been issued. FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management's internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist. The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date. The adoption of FSP FAS 157-3 did not have a material effect on the Company's financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP SFAS 157-4, "DETERMINING WHETHER A MARKET IS NOT ACTIVE AND A TRANSACTION IS NOT DISTRESSED," which further clarifies the principles established by SFAS No. 157. The guidance is effective for the periods ending after June 15, 2009 with early adoption permitted for the periods ending after March 15, 2009. The adoption of FSP FAS 157-4 did not have a material effect on the Company's financial position, results of operations, or cash flows.

In May 2009, the FASB issued SFAS No. 165 "Subsequent Events" ("SFAS 165"). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In June 2009, the FASB issued SFAS No. 166 "Accounting for Transfers of Financial Assets--an amendment of FASB Statement No. 140" ("SFAS 166"). SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. SFAS 166 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 166 will have on its financial statements.

                              PRO NUTRISOURCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009
                                  _____________
                                   (UNAUDITED)


In June 2009, the FASB issued SFAS No. 167 "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities", as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise's involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 167 will have on its financial statements.

 In June 2009, the FASB issued SFAS No. 168 "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles--a replacement of FASB Statement No. 162". The FASB Accounting Standards Codification ("Codification") will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is nonauthoritative. The Codification is not expected to have a significant impact on the Company's financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 LOAN PAYABLE AND CONVERTIBLE NOTES PAYABLE

(A) LOAN PAYABLE

On February 24, 2009, the Company received a working capital advance from a third party for $6,500. This loan bears interest at 3%, is unsecured and is due one year from the issuance date.

(B) CONVERTIBLE NOTES PAYABLE

On June 5, 2009, the Company issued a convertible note for $3,000 to a third party. The note bears interest at 7% and is unsecured. The principal and accrued interest are due sixty days from the issuance date. The note is convertible at $0.001/share, which upon conversion is equivalent to 3,000,000 shares of common stock. The Company determined that the issuance of this convertible debt instrument resulted in a beneficial conversion feature since the conversion price was below the fair market value. At the commitment date, the fair market value is $0.05/share, based upon the most recent cash offering price in the March 2009 private placement. The Company recorded a debt discount of $3,000.

                              PRO NUTRISOURCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2009
                                  _____________
                                   (UNAUDITED)


On June 30, 2009, the Company issued a convertible note for $20,000 to a third party. The note bears interest at 7% and is unsecured. The principal and accrued interest are due sixty days from the issuance date. The note is convertible at $0.01/share, which upon conversion is equivalent to 2,000,000 shares of common stock. The Company determined that the issuance of this convertible debt instrument resulted in a beneficial conversion feature since the conversion price was below the fair market value. At the commitment date, the fair market value is $0.05/share, based upon the most recent cash offering price in the March 2009 private placement. The Company recorded a debt discount of $20,000.

On July 3, 2009, the Company converted $3,000 of principal into 3,000,000 shares of common stock ($0.001/share) and converted $20,000 of principal into 2,000,000 shares of common stock ($0.01/share). The Company expensed the remaining debt discount on this date.

NOTE 4 STOCKHOLDERS' EQUITY

On March 1, 2009, the Company issued 50,000,000 shares of common stock to its founder, having a fair value of $50,000 ($0.001/share), based upon the fair value of the services provided, for pre-incorporation services rendered. The fair value of the services provided reflected a more readily determinable fair value than the shares issued in recent cash transactions with third parties. At March 31, 2009, the Company expensed this stock issuance as a component of general and administrative expense.

On March 1, 2009, the Company issued 5,000,000 shares of common stock to a consultant for future services through August 23, 2009, having a fair value of $5,000 ($0.001/share), based upon the fair value of the services to be rendered. The Company expensed $2,500 during the three months ended June 30, 2009 and $3,482 for the period from February 20, 2009 (inception) to June 30, 2009. The remaining $1,518 is reflected as a component of prepaid expenses.

During March 2009, the Company issued 216,771 shares of common stock for $10,839 ($0.05/share), to third party investors in a private placement.

NOTE 5 SUBSEQUENT EVENTS

The Company has evaluated for subsequent events between the balance sheet date of June 30, 2009 and September 1, 2009, the date the financial statements were issued.